Exhibit 10.28

DEED OF GIFT

BETWEEN

MASTERCARD INCORPORATED

- and -

THE MASTERCARD FOUNDATION

DEED OF GIFT

BETWEEN

MASTERCARD INCORPORATED

- and -

THE MASTERCARD FOUNDATION

INDEX

SECTION I DEFINITIONS		1
1.01	Definitions	1
SECTION II THE GIFT		4
2.01	The Gift	4
2.02	Valuation of the Gifted Shares and Additional Gifted Shares	5
2.03	Management and Control of the Gift	5
SECTION III CHARITABLE PURPOSE OF THE GIFT		6
3.01	Charitable Purpose of the Gift	6
3.02	Charitable Objects of the Foundation	6
3.03	International Disbursement	6
SECTION IV DONOR ADVICE		7
4.01	Role of the Donor as Advisor	7
4.02	Non-binding Advice	7
SECTION V RESTRICTIONS ON THE ALIENATION OF THE SHARES		7
5.01	Restrictions on the Alienation of the Gifted Shares	7
5.02	Restrictions on the Alienation of the Additional Gifted Shares	8
SECTION VI INVESTMENT OF THE GIFT		9
6.01	Investment Policy	9
6.02	Acquisition of Additional Shares of MasterCard	9
6.03	No Borrowing on Security of the Gift	9
6.04	No Swapping or Hedging	9
SECTION VII DISBURSEMENT OF THE GIFT		10
7.01	No Alienation Period and Limited Alienation Period	10
7.02	Unlimited Alienation Period	12
7.03	No In Specie Disbursements	16
SECTION VIII REPRESENTATIONS AND WARRANTIES		16
8.01	Representations and Warranties of the Donor	16
8.02	Representations and Warranties of the Foundation	17
SECTION IX CHANGE OF TRUSTEE FOR THE Gift		17
9.01	Appointment of Subsequent Trustee	17

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9.02	Binding on Subsequent Trustee	18
9.03	Specified Gift	18
SECTION X VARIATION AND DETERMINABLE GIFT		18
10.01	Variation of Terms	18
10.02	Determinable Gift	18
SECTION XI GENERAL TERMS		19
11.01	Powers of Foundation	19
11.02	Enurement, Successors and Assigns	19
11.03	Further Assurance	19
11.04	Capacity	19
11.05	Governing Law	20
11.06	Currency	20
11.07	Gender and Number	20
11.08	Headings	20
11.09	Calculation of Time	20
11.10	Legislation References	20
11.11	Time of the Essence	21
11.12	Entire Agreement, Amendments and Schedules	21
11.13	Notice	21
11.14	Severable Covenant	22
11.15	Non-Waiver	22
11.16	Agreements With Other Organizations	22
11.17	Counterparts	22
11.18	Transmission By Facsimile	22

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DEED OF GIFT

THIS DEED OF GIFT is entered into as of the      day of                 , 2006.

BETWEEN

MASTERCARD INCORPORATED

a stock capital corporation incorporated under the jurisdiction of the State of Delaware, U.S.A., having its head office in the City of Purchase, in the State of New York, U.S.A. (hereinafter referred to as the “Donor”).

AND

THE MASTERCARD FOUNDATION

a non-profit charitable non-share capital corporation incorporated under the laws of Canada, with its head office in the City of Toronto, Province of Ontario, Canada (hereinafter referred to as the “Foundation”).

WHEREAS the Donor intends to transfer the Gift, as defined herein, in trust to the Foundation to be used for the Charitable Purpose of the Gift, as defined herein, upon the terms and conditions as hereinafter set forth;

AND WHEREAS the Foundation desires to accept the Gift and to stand seized and possessed of the Gift in trust upon the terms and conditions hereinafter set forth;

NOW THEREFORE IN CONSIDERATION of the matters described in the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows

SECTION I

DEFINITIONS

1.01	Definitions

In this Deed of Gift or in any amendment hereto, unless the context otherwise requires, the following definitions shall apply, with the defined words and phrases being capitalized in this Agreement for ease of reference:

“Accretions” to an asset means all property, of any kind whatsoever originated therefrom or substituted therefor, including but not limited to interest income, dividend income, and realized capital gains.

“Accumulated Income” means the amount of accumulated income referred to in Section 7.01(b)(i).

“Additional Capital” means the Additional Gifted Shares, Additional Cash Gift and all Accretions thereto referred to in Section 2.01(d).

“Additional Cash Gift” means additional cash gift(s), other than the Cash Gift, made by the Donor to the Foundation from time to time referred to in Section 2.01(d).

“Additional Gifted Shares” means additional gift(s) of shares of MasterCard, other than the Gifted Shares, made by the Donor to the Foundation from time to time referred to in Section 2.01(d).

“Aggregate DQ” means the aggregate disbursement quota during the Ten-Year Period referred to in Section 7.01(d)(ii).

“Annual DQ” means the annual disbursement quota during the Ten-Year Period referred to in Section 7.01(d)(ii).

“Averaging Arrangement” means the arrangement granted by CRA to allow the Foundation the ability to meet its Disbursement Quota Requirements in the Ten-Year Period referred to in Section 7.01(d).

“Capitalized Income” means the capitalized income of the Perpetual Endowment Fund referred in to Section 7.02(c)(iii).

“Charitable Giving Requirements” means the Disbursement Quota Requirements and the Expenses, although such Expenses may or may not qualify as payments for purposes of satisfying the Disbursement Quota Requirements of the Foundation under the ITA.

“Charitable Purpose of the Gift” means the charitable purpose of the Gift referred to in Section 3.01.

“Cash Gift” means cash gift(s) made by the Donor to the Foundation from time to time, totalling up to Forty Million US Dollars (US $40 million) referred to in Section 2.01(b).

“Commencement Date” means the first (1st) date of the Unlimited Alienation Period referred to in Section 7.02(a).

“CPI Fraction” means the fraction referred to in Section 7.02(b)(i)(3).

“CRA” means Canada Revenue Agency of the Canadian federal government.

“Date of Donation” means the later of the date of execution of this Deed of Gift and the completion of the initial public offering of MasterCard’s Class A common stock and the listing of such stock on the New York Stock Exchange referred to in Section 2.01(a).

“Deed of Gift” means this deed of gift between the Donor and the Foundation.

“Disbursement Income” means the disbursement income of the Perpetual Endowment Fund referred in to Section 7.02(c)(ii).

“Disbursement Policy” means the disbursement policy of the Foundation in effect from time to time referred to Sections 7.01 and 7.02.

“Disbursement Quota Requirements” means the disbursement quota requirements of the Foundation under the ITA from time to time.

“Donor” means the donor of the Gift, being MasterCard Incorporated, a stock capital corporation incorporated under the jurisdiction of the State of Delaware, U.S.A.

“Expenses” means reasonable expenses required for the operations of the Foundation, included but not limited to salaries, rents, office supplies, advertising.

“Foundation” means the legal entity incorporated as a corporation without share capital under the Canada Corporations Act R.S., 1970, c. C-32 by letters patent dated the 28th day of October, 2005, and named “The MasterCard Foundation”.

“Fund” means the assets of the Foundation referred to Section 7.02(a).

“Gift” means the Original Capital and the Additional Capital referred to in Section 2.01(e).

“Gifted Shares” means the gift of 13,496,933 shares of voting Class A common stock of MasterCard, and any successor security, in connection with the initial public offering of its Class A common stock and the listing of such stock on the New York Stock Exchange from the Donor to the Foundation pursuant to Section 2.01(a).

“Income” means the amount of income referred to in Section 7.01(b)(i).

“Investment Policy” means the investment policy of the Foundation in effect from time to time referred to Section 6.01.

“ITA” means the Income Tax Act (Canada) R.S.C. 1985, 5th Supplement, as amended from time to time, and any statute enacted in substitution thereof, and in the case of such substitution, any references in this Deed of Gift to provisions of the Income Tax Act (Canada) shall be read as references to the substituted provisions thereof in the new statute or statutes.

“Limited Alienation Period” means the period commencing on one day after the fourth (4th) anniversary date of the Date of Donation until the end of twenty (20) years and eleven (11) months from the Date of Donation referred to in Section 5.01(b).

“MasterCard” means MasterCard Incorporated, a stock capital corporation incorporated under the jurisdiction of the State of Delaware, U.S.A, or its successor corporation.

“Net Income” means the net income of the Perpetual Endowment Fund referred in to Section 7.02(c)(i).

“No Alienation Period” means the period from the Date of Donation until the fourth (4th) anniversary date of the Date of Donation referred to in Section 5.01(a).

“Original Capital” means the Gifted Shares, the Cash Gift and all Accretions thereto referred to in Section 2.01(c).

“Permitted Alienation” means the extent to which the Foundation is permitted to alienate or dispose of the Gifted Shares and the Additional Gifted Shares during the Limited Alienation Period referred to in Section 5.01(b).

“Perpetual Endowment Fund” means the assets of the Foundation referred to in Section 7.02(b).

“Remaining Fund” means the assets of the Foundation referred to in Section 7.02(d).

“Section” means a section of this Deed of Gift.

“Ten-Year Period” means the ten year period from the date of registration of the Foundation as a registered charity granted by the CRA to the tenth (10th) anniversary date of the date of registration of the Foundation as a registered charity referred to in Section 7.01(d)(i).

“Unlimited Alienation Period” means the period commencing one day after the end of twenty (20) years and eleven (11) months from the Date of Donation and continuing thereafter indefinitely referred to in Section 5.01(c).

SECTION II

THE GIFT

2.01	The Gift

(a)	The Donor hereby gifts the Gifted Shares to the Foundation on the Date of Donation, to be held in trust in accordance with the terms of this Deed of Gift.

(b)	The Donor may, but is not obligated to, within four (4) years from the Date of Donation, transfer the Cash Gift to the Foundation to be held in trust in accordance with the terms of this Deed of Gift. The parties acknowledge that the sum of US Dollars (US $ million) was transferred by MasterCard to the Foundation prior to the Date of Donation, and that such amount transferred shall be included in the calculation of the Cash Gift.

(c)	The Original Capital shall consist of the Gifted Shares, the Cash Gift and all Accretions thereto.

(d)	In addition to the Original Capital, the Donor may gift the Additional Gifted Shares and the Additional Cash Gift to the Foundation at any time or times. Any Additional Capital shall be held in trust by the Foundation as part of the Gift in accordance with the terms of this Deed of Gift. The Donor may impose such additional restrictions on the Additional Capital as the parties may agree, provided that such additional restrictions are not inconsistent with the provisions contained in this Deed of Gift.

(e)	The Gift shall consist of the Original Capital and the Additional Capital.

(f)	The Foundation hereby agrees to accept the Gift from the Donor and to stand seized and possessed of the Gift in trust upon the terms and conditions set out in this Deed of Gift. The Foundation shall not accept contributions of any property from any individual, trust, partnership, corporation, association or other incorporated or unincorporated organization or entity other than the Donor, to be added to the Gift, without the prior written consent of the Donor.

(g)	The parties acknowledge that the Donor does not require the Foundation to issue charitable donation receipts for the Original Capital. Charitable donation receipts for other gifts donated by the Donor shall be issued by the Foundation in compliance with the requirements under the ITA upon request by the Donor.

2.02	Valuation of the Gifted Shares and Additional Gifted Shares

The parties acknowledge that the value of the Gifted Shares is anticipated to be approximately                      Million U.S. Dollars (US $             million), subject to the market price of the voting Class A common stock at the time of the public offering, less a marketability discount to be determined by the Foundation in consultation with an independent valuation expert. In this regard, the parties acknowledge and agree that the value of the Gifted Shares and Additional Gifted Shares shall be determined in the sole discretion of the Foundation in accordance with the requirements of the ITA, as amended from time to time, and the administrative practices of CRA.

2.03	Management and Control of the Gift

The Gift shall be held as a donor restricted charitable trust fund by the Foundation under the sole management and control of the Foundation, subject to such advice as may be provided by the Donor from time to time as set out in Sections 4.01 and 4.02.

SECTION III

CHARITABLE PURPOSE OF THE GIFT

3.01	Charitable Purpose of the Gift

The Charitable Purpose of the Gift shall be as follows:

(a)	to establish, operate and provide programs and services to help children and youth to access education, understand and utilize technology and develop the skills necessary to succeed in a diverse and global work force; and

(b)	to establish, operate and provide microfinance programs and services to financially disadvantaged persons and communities in order to economically enhance communities and develop entrepreneurs as a means of relieving poverty; and

(c)	provided that the primary purposes set out above in Sections 3.01(a) and (b) shall include only those which are, at law, exclusively charitable and without limiting the generality of the foregoing, and to accomplish the aforesaid primary purposes:

(i)	to develop, organize, conduct and provide programs, classes, seminars, conferences, resource materials and study materials for individuals, groups and organizations involved in children and youth education or microfinance in accordance with the objects herein;

(ii)	to give donations, scholarships, bursaries and grants for charitable or educational purposes in accordance with the objects of the Foundation; and

(iii)	to receive and maintain a fund or funds for the charitable objects of the Foundation and to apply from time to time all or part of the income and/or capital thereof for the charitable objects herein and for the benefit of registered charities as defined in the ITA that have charitable objects similar to the Foundation’s charitable objects.

3.02	Charitable Objects of the Foundation

(a)	The parties acknowledge that the Charitable Purpose of the Gift set out in Section 3.01 are substantively the same as the charitable objects of the Foundation set out in its letters patent issued by the Federal government of Canada under the Canada Corporations Act on the 28th day of October 2005.

(b)	In the event that the charitable objects of the Foundation are amended by supplementary letters patent, the Gift shall continue to be used in accordance with the Charitable Purpose of the Gift set out in Section 3.01, subject to the variation of the Purpose of the Gift set out in Section 10.01.

3.03	International Disbursement

(a)	In disbursing the Gift to further the Charitable Purpose of the Gift, the distribution shall be done on a broad international geographically dispersed basis where there is a need as determined in the sole discretion of the board of directors of the Foundation.

(b)	The Foundation shall consider the advice of the Donor from time to time in relation to the disbursement of the Gift in accordance with Sections 4.01 and 4.02.

SECTION IV

DONOR ADVICE

4.01	Role of the Donor as Advisor

The Donor, through its authorized representatives, shall act as advisor to the board of directors of the Foundation in connection with the management and disbursement of the Gift in accordance with the Charitable Purpose of the Gift.

4.02	Non-binding Advice

The Donor acknowledges that the role of the Donor is advisory only and that the advice provided by the Donor is not binding on the board of directors of the Foundation. Consistent with its fiduciary obligations, the board of directors of the Foundation shall retain the sole discretion with respect to all decisions pertaining to the management, investment and disbursement of the Gift. In particular, the Foundation shall independently consider and investigate whether the Donor’s advice with respect to the management and disbursement of the Gift is consistent with the Charitable Purpose of the Gift as determined by the board of directors of the Foundation in its sole discretion.

SECTION V

RESTRICTIONS ON THE ALIENATION OF THE SHARES

5.01	Restrictions on the Alienation of the Gifted Shares

(a)	During the No Alienation Period, i.e. from the Date of Donation until the fourth (4th) anniversary date of the Date of Donation, the Gifted Shares shall not be alienated or disposed of by the Foundation.

(b)	During the Limited Alienation Period, i.e. one day after the fourth (4th) anniversary date of the Date of Donation until the end of twenty (20) years and eleven (11) months from the Date of Donation, the Foundation shall not alienate or dispose of the Gifted Shares, save and except the Foundation may alienate or dispose of such Gifted Shares in any given year as required to satisfy the Foundation’s Charitable Giving Requirements for that particular year, but only to the extent that the disbursement of the assets of the Foundation set out in Sections 7.01(b)(i) and 7.01(b)(ii), as referred to in Section 7.01(c)(i), are not sufficient to meet such requirements, provided that during the first six (6) years of the Limited Alienation Period (i.e. commencing on one day after the fourth (4th) anniversary date of the Date of Donation to the tenth (10th) anniversary date during the Ten-Year Period referred to in Section 7.01(d)), the Foundation may only alienate or dispose of such Gifted Shares up to an amount required to meet the Foundation’s Charitable Giving Requirements for that particular year, as well as any and all previous years calculated without regard to the application of the Averaging Arrangement referred to in Section 7.01(d) (the “Permitted Alienation”).

(c)	During the Unlimited Alienation Period, i.e. one day after the end of twenty (20) years and eleven (11) months from the Date of Donation and continuing thereafter indefinitely, the Foundation may alienate or dispose of all or part of the Gifted Shares in the sole discretion of the Foundation, provided that the Foundation shall obtain the advice of the Donor, from time to time set out in Sections 4.01 and 4.02, with regard to the timing of such alienation. In the event that the Foundation elects to alienate any of the Gifted Shares during the Unlimited Alienation Period, it shall do so in an orderly and structured manner, so as not to unreasonably disrupt the market for MasterCard’s stock, provided that such action does not prevent the directors of the Foundation from performing their duties as directors of the Foundation with respect to the Gifted Shares.

(d)	The Foundation shall be prohibited from alienating or disposing any of the Gifted Shares to the Donor for redemption or purchase for cancellation at any time (otherwise than as part of a recapitalization, reclassification or other transaction applicable to all of the holders of the voting Class A common stock of MasterCard or any successor security).

5.02	Restrictions on the Alienation of the Additional Gifted Shares

(a)	In the event that the Donor contributes Additional Gifted Shares to the Foundation as part of the Additional Capital, such Additional Gifted Shares shall also be subject to the same restrictions on their alienation as set out in Section 5.01 for the Gifted Shares. For greater certainty, and by way of example:

(i)	Additional Gifted Shares transferred from the Donor to the Foundation on the second (2nd) anniversary of the Date of Donation would be subject to the restrictions on the alienation set out in Section 5.01(a) for the No Alienation Period from the second (2nd) anniversary date to the fourth (4th) anniversary date, and thereafter subject to the provisions set out in Sections 5.01(b) and (c); and

(ii)	Additional Gifted Shares transferred from the Donor to the Foundation on the sixth (6th) anniversary of the Date of Donation would be subject to the restrictions on the alienation of these shares set out in Section 5.01(b) for the remainder of the fourteen (14) years and eleven (11) months of the Limited Alienation Period, and thereafter subject to the provisions set out in Section 5.01(c); and that Section 5.01(a) would not apply to these shares.

(b)	Notwithstanding the above restrictions on alienation, the Foundation shall not be prohibited from alienating or disposing any of the Additional Gifted Shares to the Donor for redemption or purchase for cancellation at any time.

SECTION VI

INVESTMENT OF THE GIFT

6.01	Investment Policy

Subject to the restrictions on the alienation or disposition of the Gifted Shares and the Additional Gifted Shares set out in Sections 5.01 and 5.02, the Foundation shall invest the Gift in accordance with the Investment Policy of the Foundation that is in place from time to time pursuant to the then applicable investment power of the Foundation contained in its letters patent, as amended from time to time, including but not limited to the delegation of investment decision making to professional investment fund managers and investments in mutual funds and/or pooled investment funds.

6.02	Acquisition of Additional Shares of MasterCard

The Foundation shall not acquire additional shares of MasterCard from any person or entity, other than from MasterCard, without the prior written consent of MasterCard.

6.03	No Borrowing on Security of the Gift

The Foundation shall not secure any bond, debentures or other securities, or any other present or future borrowing or liability of the Foundation, by mortgage, hypothec, charge, encumbrance, or pledge of all or any part of the Gift.

6.04	No Swapping or Hedging

The Foundation shall not, at any time during the No Alienation Period and Unlimited Alienation Period, enter into any swap, hedge or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Gifted Shares or Additional Gifted Shares, whether any such aforementioned transaction is to be settled by delivery of such Gifted Shares, Additional Gifted Shares, or such other securities, in case or otherwise, or publicly disclose the intention to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Donor.

SECTION VII

DISBURSEMENT OF THE GIFT

7.01	No Alienation Period and Limited Alienation Period

The following shall apply to the Gift during the No Alienation Period and Limited Alienation Period, subject to the provisions set out in Section 5.01 and Section 5.02.

(a)	Charitable Giving Requirements

(i)	During the No Alienation Period and the Limited Alienation Period, the Foundation shall disburse only such sufficient part of the Gift in each year in order to meet its Charitable Giving Requirements, subject to the restriction on alienation as set out in Sections 5.01 and 5.02.

(ii)	For greater certainty, during the No Alienation Period and the Limited Alienation Period, the Foundation shall not disburse any part of the Gift in excess of its Charitable Giving Requirements.

(b)	Disbursements to Meet the Charitable Giving Requirements During the No Alienation Period

During the No Alienation Period, the board of directors of the Foundation shall disburse such sufficient part of the Gift to meet the Charitable Giving Requirements of the Foundation in accordance with the following provisions, provided that the Foundation shall not alienate or dispose any of the Gifted Shares or Additional Gifted Shares as set out in Section 5.01(a):

(i)	The Foundation shall first disburse such portion of the income, including interest income and dividend income, earned from the Original Capital and Additional Capital (the “Income”) to meet the Charitable Giving Requirements. Subject to the applicable accumulation legislation, any excess Income not required in meeting the Charitable Giving Requirements shall be added to the Gift and dealt with as a part thereof (the “Accumulated Income”), provided that the Foundation shall be entitled to disburse such Accumulated Income at a subsequent time in accordance with the Disbursement Policy of the Foundation then in effect.

(ii)	If the Income in the year is not sufficient to meet the Charitable Giving Requirements, the Foundation may disburse such portion of the following assets to meet the Charitable Giving Requirements in the following order of priority:

(1)	the Accumulated Income;

(2)	the capital of the Cash Gift;

(3)	the capital of the Additional Cash Gift, if any; and

(4)	the capital gains realized from 7.01(b)(ii)(1), (2), and (3), as well as from all Accretions thereto above.

(c)	Disbursements to Meet the Charitable Giving Requirements During the Limited Alienation Period

During the Limited Alienation Period, the board of directors of the Foundation shall disburse such sufficient part of the Gift to meet the Charitable Giving Requirements of the Foundation in accordance with the following provisions:

(i)	The Foundation shall make disbursements in accordance with Sections 7.01(b)(i) and (ii) above.

(ii)	If:

(1)	the assets set out in Sections 7.01(b)(i) and (ii) above are not sufficient to meet the Charitable Giving Requirements, and in the event that an application has been made by the Foundation to CRA for permission to reduce the Disbursement Quota Requirements in accordance with the ITA (other than the Averaging Arrangement permitted by CRA set out in Section 7.01(d)) and which application has been denied by CRA; or

(2)	in the event of extraordinary circumstances as determined in the sole discretion of the board of directors of the Foundation;

then the Foundation may make a Permitted Alienation referred to in Section 5.01(b) and disburse the proceeds of sale therefrom, including realized capital gains to meet the Charitable Giving Requirements, provided that any proceeds of sale from the Permitted Alienation that are in excess of the amount required to meet the Charitable Giving Requirements shall be added to and form part of the Cash Gift.

(d)	Averaging Arrangement of the Disbursement Quota Requirements

(i)	In meeting the Charitable Giving Requirements during the Ten-Year Period, the Foundation shall take into consideration the Averaging Arrangement granted by CRA in meeting its Disbursement Quota Requirements in the Ten-Year Period with respect to the portion of the Gifted Shares that is not used directly in the charitable activities or administration of the Foundation.

(ii)

The Averaging Arrangement permitted by CRA is as follows: The Foundation shall calculate the applicable amount required to meet its annual Disbursement Quota Requirements with respect to the Gifted Shares on an annual basis over the Ten-Year Period (“Annual DQ”). The Annual DQ for each year within the Ten-Year Period shall be totalled at the end of the tenth year (the “Aggregate DQ”). The Foundation may meet the Aggregate DQ in any amount in each year as determined by the Foundation in its sole discretion over the Ten-Year Period as follows:

(1)	The Foundation does not have any obligation to disburse any funds in each year to meet its Annual DQ during the Ten-Year Period, as long as total disbursements made by the Foundation over the Ten-Year Period are equal to or greater than the Aggregate DQ.

(2)	Disbursements made by the Foundation in a year that are more than the Annual DQ for that year are eligible for both carrying forward and backward within the Ten-Year Period and can be credited toward shortfalls in meeting the Annual DQ in other years within the Ten-Year Period.

(3)	Disbursement shortfalls below the Annual DQ in any year of the Ten-Year Period can be made up by disbursements in excess of the Annual DQ in any year within the Ten-Year Period.

(iii)	The parties acknowledge that CRA’s approval of the Averaging Arrangement is restricted to be applied to the Gifted Shares, and does not apply to any other donations or assets acquired by the Foundation.

7.02	Unlimited Alienation Period

The following shall apply to the Gift during the Unlimited Alienation Period, subject to the provisions set out in Section 5.01 and Section 5.02.

(a)	Establishment of the Perpetual Endowment Fund and the Remaining Fund

On the first (1st) day of the Unlimited Alienation Period (the “Commencement Date”), the then remaining balance of the Gift held by the Foundation on that day (the “Fund”), shall be divided into two parts, namely the Perpetual Endowment Fund and the Remaining Fund, as more particularly defined in Section 7.02(b) and Section 7.02(d).

(b)	Perpetual Endowment Fund

(i)	On the Commencement Date, the Perpetual Endowment Fund shall consist of such portion of the Fund that is the lesser of the amount of the Fund and the amount calculated in accordance with the following formula:

[	Value of the Gifted Shares	+	Value of the Cash Gift	]	x	CPI Fraction

(1)	The value of the Gifted Shares shall be the value set out in Section 2.02.

(2)	The value of the Original Cash shall be the total amount donated by MasterCard referred to Section 2.01(b).

(3)	The CPI Fraction shall be the fraction, the numerator of which is the average consumer price index for the calendar year immediately prior to the Commencement Date, and the denominator of which is the average consumer price index as it existed as on the Date of Donation; with the average consumer price index as determined by the Statistics Canada consumer price index (all-items) for the City of Toronto, or if the said consumer price index is no longer published, an index published in substitution for the said consumer price index or any replacement index designated by the Foundation.

(ii)	The Perpetual Endowment Fund shall be held in trust by the Foundation as a perpetual endowment fund in accordance with the terms of this Deed of Gift to further the Charitable Purpose of the Gift set out in Section 3.01. The Perpetual Endowment Fund shall also include all property, of any kind whatsoever, originated from the Perpetual Endowment Fund and all Accretions to the Perpetual Endowment Fund on and after the Commencement Date.

(c)	Disbursement of the Perpetual Endowment Fund

During the Unlimited Alienation Period, the board of directors of the Foundation shall apply the Perpetual Endowment Fund to further the Charitable Purpose of the Gift in accordance with the following provisions:

(i)	The net income earned from the Perpetual Endowment Fund shall be calculated by including interest income, dividend income, realized capital gains (net of any applicable capital losses), less Expenses of the Foundation from time to time (collectively referred to as the “Net Income”).

(ii)	The portion of the Net Income available for disbursement pursuant to this Deed of Gift (the “Disbursement Income”) shall be determined each year in accordance with the Disbursement Policy of the Foundation then in effect, but shall be no less than the minimum disbursement required by the then applicable Disbursement Quota Requirements over and above the disbursements made from the Remaining Fund pursuant to Section 7.02(e).

(iii)

Subject to the applicable accumulation legislation, any excess of Net Income over Disbursement Income shall be added to the capital of the Perpetual Endowment Fund and dealt with as a part thereof (the “Capitalized Income”), provided that the Foundation shall be entitled to disburse such Capitalized Income at a subsequent time in accordance with the Disbursement Policy of the Foundation then in effect in accordance with Section 7.02(c)(iv).

(iv)	To the extent that:

(1)	there is insufficient Net Income earned from the Perpetual Endowment Fund in any year to meet the Disbursement Quota Requirements over and above the disbursements made from the Remaining Fund pursuant to Section 7.02(e) and permission is not granted by CRA for a reduction in the Disbursement Quota Requirements in accordance with the ITA; or

(2)	in the event of extraordinary circumstances, as determined in the sole discretion of the board of directors of the Foundation,

then, notwithstanding anything else contained in this Deed of Gift to the contrary, the Foundation may expend such portion of the Capitalized Income and/or the Perpetual Endowment Fund to meet the said Disbursement Quota Requirements of the Foundation in any given year or in order to respond to the extraordinary circumstances as determined in the sole discretion of the board of directors of the Foundation, subject to such advice as may be provided by the Donor from time to time as set out in Sections 4.01 and 4.02.

(d)	Remaining Fund

(i)	On the Commencement Date, in the event that the amount of the Fund is greater than the Perpetual Endowment Fund calculated in accordance with Section 7.02(b)(i), the balance of the Fund in excess of the Perpetual Endowment Fund shall be held by the Foundation as the Remaining Fund.

(ii)	The Remaining Fund shall be held in trust by the Foundation in accordance with the terms of this Deed of Gift to further the Charitable Purpose of the Gift set out in Section 3.01. The Remaining Fund shall also include all property, of any kind whatsoever, originated from the Remaining Fund and all Accretions to the Remaining Fund on and after the Commencement Date.

(e)	Disbursement of the Remaining Fund

The Remaining Fund shall be disbursed in its entirety within the first ten (10) years of the Unlimited Alienation Period to further the Charitable Purpose of the Gift in accordance with the following provisions:

(i)

The Foundation shall disburse all of the annual net income derived from the Remaining Fund to further the Charitable Purpose of the Gift in such monthly, quarterly or other convenient intervals as the Foundation in the exercise of an absolute discretion consider advisable. The net income earned from the Remaining Fund shall be calculated by including interest income, dividend income, realized capital gains (net of any applicable capital losses), less expenses of the Remaining Fund from time to time.

(ii)	In addition thereto, the Foundation shall disburse the entirety of the capital of the Remaining Fund within the first ten (10) years of the Unlimited Alienation Period to further the Charitable Purpose of the Gift as follows:

(1)	One tenth (1/10th) of the capital of the Remaining Fund on the Commencement Date shall be disbursed in full during the one (1) year period from the Commencement Date to the first (1st) anniversary of the Commencement Date;

(2)	One ninth (1/9th) of the capital of the Remaining Fund then remaining on the day after the first (1st) anniversary of the Commencement Date shall be disbursed in full during the one (1) year period from the day after the first (1st) anniversary of the Commencement Date to the second (2nd) anniversary of the Commencement Date;

(3)	One eighth (1/8th) of the capital of the Remaining Fund then remaining on the day after the second (2nd) anniversary of the Commencement Date shall be disbursed in full during the one (1) year period from the day after the second (2nd) anniversary of the Commencement Date to the third (3rd) anniversary of the Commencement Date;

(4)	and so on similarly each year, provided that the balance of the Remaining Fund then remaining on the day after the ninth (9th) anniversary of the Commencement Date shall be disbursed in full during the one (1) year period from the day after the ninth (9th) anniversary of the Commencement Date to the tenth (10th) anniversary of the Commencement Date.

(f)	Alienation of Property

(i)	Any Gifted Shares and Additional Gifted Shares that form part of the Perpetual Endowment Fund or the Remaining Fund may be alienated by the Foundation in whole of in part in accordance with the 5.01(c) and Section 5.01(d).

(ii)

For greater certainty, the Foundation shall not be precluded from alienating or disposing of the property of the Perpetual Endowment Fund and the Remaining Fund in whole or in part all upon such terms and conditions and for such sum or sums as the Foundation considers advisable, provided that the proceeds of such alienation or disposition shall be held has part of the

Perpetual Endowment Fund or the Remaining Fund, as the case may be, and be applied toward the Charitable Purpose.

7.03	No In Specie Disbursements

In disbursing the Gifted Shares and the Additional Gifted Shares in accordance with the provisions in this Deed of Gift, the Foundation shall not disburse them in specie. Instead, prior to any disbursement of the Gifted Shares and the Additional Gifted Shares, the Foundation shall alienate or dispose of such applicable portion of the Gifted Shares and the Additional Gifted Shares at fair market value upon such terms and conditions and for such sum or sums as the Foundation consider advisable and apply the proceeds of sale towards the applicable disbursement.

SECTION VIII

REPRESENTATIONS AND WARRANTIES

8.01	Representations and Warranties of the Donor

The Donor hereby represents and warrants to the Foundation as follows and acknowledges that the Foundation is relying on such representations and warranties in connection with its acceptance of the Gift, which representations and warranties shall survive this Deed of Gift for a period of five years from the signing of this Deed of Gift by both parties, and shall indemnify the Foundation in relation to such representations and warranties:

(a)	Organization

The Donor is a corporation validly existing under the laws of the State of Delaware, U.S.A., The Donor has the power and authority to enter into and perform its obligations under this Deed of Gift.

(b)	Authorization

This Deed of Gift has been duly authorized by the Donor, has been executed and delivered by the Donor, and is legal, valid and binding on the Donor.

(c)	Beneficial Ownership

The Gifted Shares and the Additional Gifted Shares, if any, issued by the Donor to be transferred to the Foundation shall be of good and marketable title thereto, free of all liens, charges and encumbrances whatsoever, and the Donor is not acting as nominee, agent, trustee, executor, administrator or other legal representative for any other person. Upon completion of the transaction contemplated by this Deed of Gift, all of such Gifted Shares and Additional Gifted Shares will be owned by the Foundation as a trustee at common law to apply the Gift solely for the Charitable Purpose of the Gift, with good and marketable title thereto.

(d)	No Other Agreements

No person other than the Foundation has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Donor of any portion of the Gifted Shares and the Additional Gifted Shares, if any.

(e)	Residency.

The Donor is a resident of U.S.A. for the purposes of the ITA.

8.02	Representations and Warranties of the Foundation

The Foundation hereby represents and warrants to the Donor as follows and acknowledges that the Donor is relying on such representations, warranties and covenants in connection with its donation of the Gift:

(a)	Organization.

The Foundation is a corporation validly existing under the laws of Canada. The Foundation has the corporate power and authority to enter into and perform its obligations under this Deed of Gift.

(b)	Authorization.

This Deed of Gift has been duly authorized by the board of directors of the Foundation, has been executed and delivered by the Foundation, and is a legal, valid and binding obligation of the Foundation, enforceable against the Foundation by the Donor in accordance with its terms.

(c)	Income Tax Status

The Foundation is a registered charity under the ITA.

SECTION IX

CHANGE OF TRUSTEE FOR THE GIFT

9.01	Appointment of Subsequent Trustee

With the consent of the Donor, the Foundation may transfer the Gift to a successor corporation to the Foundation or to another corporation, provided that it is a registered charity under the ITA, and appoint such corporation as the subsequent trustee of the Gift. Such transfer and change of trustee shall be completed by means of a deed of trust, provided that all of the terms of this Deed of Gift remain in effect.

9.02	Binding on Subsequent Trustee

Upon signing a deed of trust, the newly appointed subsequent trustee shall be deemed to be the Foundation under this Deed of Gift and be bound by all of its terms.

9.03	Specified Gift

The appointment of the subsequent trustee of the Gift and the corresponding transfer of the Gift to such subsequent trustee may be transferred as a “specified gift” in accordance with the ITA as determined in accordance with the Disbursement Policy.

SECTION X

VARIATION AND DETERMINABLE GIFT

10.01	Variation of Terms

(a)	In the event that the board of directors of the Foundation, in its sole discretion, determines that any provision of this Deed of Gift, including the Charitable Purpose of the Gift (but specifically excluding the restriction on the alienation of the Gifted Shares and Additional Gifted Shares set out in Section 5.01 and Section 5.02), has become either impossible or impractical for any reason, the Foundation may, in its sole discretion, vary such provision as near as possible to the intent of the original provision in question, provided that the Gift shall continue to be held, controlled and managed by the Foundation or a subsequent trustee as provided for in Section 9.01.

(b)	Where considered appropriate in the sole discretion of the board of directors of the Foundation, the Foundation may apply to a court of competent jurisdiction for a cy-près or such other applicable order to vary any provision of this Deed of Gift, including the Charitable Purpose of the Gift and the restriction on the alienation of the Gifted Shares and Additional Gifted Shares set out in Section 5.01 and Section 5.02, provided that the Gift shall continue to be held, controlled and managed by the Foundation or a subsequent trustee as provided for in Section 9.01.

(c)	With respect to both Section 10.01(a) and Section 10.01(b), as much as possible, the Foundation shall obtain the advice of the Donor in accordance with Section 4.01 and Section 4.02, concerning such variation before proceeding with varying the provision in question.

10.02	Determinable Gift

Until such time that the board of directors of the Foundation, in its sole discretion, determines that the Charitable Purpose of the Gift has become or may become impossible or impractical, due to the Foundation actually or possibly becoming bankrupt or insolvent, making an assignment for the benefit of creditors, or taking the benefit of any statute relating to bankrupt or insolvent debtors, or the appointment of a receiver under a debt instrument passed for the winding up of the Foundation, the Foundation shall continue to be the trustee of the Gift in accordance with the terms of this Deed of Gift, subject to the provisions of Sections 9.01 and 9.02 above. However, upon the determination by the board of directors of the Foundation that the Charitable Purpose of the Gift has become or may become impossible or impractical as described above, the Foundation may immediately transfer the Gift to another charity that is a registered charity under the ITA to act as a replacement trustee of the Gift in accordance with the terms of this Deed of Gift. Such transfer and change of trustee shall be completed by means of a deed of trust, provided that all of the terms of this Deed of Gift shall remain in effect.

SECTION XI

GENERAL TERMS

11.01	Powers of Foundation

The powers granted herein are in addition to all other powers vested in trustees by law or otherwise and without restricting the general powers, discretions and authorities in this Deed of Gift given to the Foundation, the Foundation shall have the power, discretion and authority to deal with the Gift without the interference of any person entitled hereunder. For greater certainty, the parties acknowledge that the Foundation shall be the absolute owner of the Gift and the Gift is to be administered by the Foundation in a manner consistent with its charitable objects and be applied toward the Charitable Purpose, as determined under the ultimate authority of the board of directors of the Foundation.

11.02	Enurement, Successors and Assigns

This Deed of Gift shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors, legal representatives, heirs and permitted assigns, as applicable and any subsequent trustee appointed hereunder. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

11.03	Further Assurance

The parties hereto agree that they will, from time to time at the reasonable request of either of them, execute and deliver such instruments, conveyances and assignment and take further action as may be required pursuant to the terms hereof to accomplish the intent of this Deed of Gift.

11.04	Capacity

The parties acknowledge and agree that this Deed of Gift does not create a partnership, joint venture, agency, employment, mandate, representation or delegation between the Donor and the Foundation and their employees, representatives, delegates, agents, consultants or subcontractors shall not represent the relationship between the parties to third parties as such.

11.05	Governing Law

This Deed of Gift shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such Province. It is the intent of the parties to fully comply with all applicable provincial and federal laws. If any provision of this Deed of Gift is determined not to be in compliance with applicable statutes, that provision shall immediately be regarded as null and void and this Deed of Gift shall otherwise continue with the parties co-operating in good faith to modify this Deed of Gift as required as to most full accomplish the original goals, objectives and stated purposes of this Deed of Gift.

11.06	Currency

Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of the United States.

11.07	Gender and Number

In this Deed of Gift, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word “person” shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

11.08	Headings

All headings in this Deed of Gift are inserted for convenience of reference only and are not to be considered in the construction or interpretation of any provisions of this Deed of Gift.

11.09	Calculation of Time

When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Deed of Gift, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a business day, then the time period in question shall end on the first (1st) business day following such non-business day.

11.10	Legislation References

Any references in this Deed of Gift to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

11.11	Time of the Essence

Time shall be deemed to be of the essence with respect to all time limits mentioned in this Deed of Gift, and no extension or variation of this Deed of Gift shall operate as a waiver of this provision.

11.12	Entire Agreement, Amendments and Schedules

This Deed of Gift constitutes the entire agreement between the parties with respect to all of the matters herein and supersedes all prior and contemporaneous agreements (except as specifically provided for in this Deed of Gift), understandings, negotiations and discussions whether oral or written of the parties. The execution of this Deed of Gift has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except in accordance with Section 10.01. Any schedules referred to herein are incorporated herein by reference and form part of the Deed of Gift.

11.13	Notice

All notices, requests, demands, or other communications (collectively called “Notices”) by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, by facsimile transmission, or e-mail to such other parties as follow:

In the case of the Donor:

MasterCard Incorporated

2000 Purchase Street

Purchase, New York

U.S.A.10577-2509

Attention: General Counsel

In the case of the Foundation:

The MasterCard Foundation

The Exchange Tower

Suite 1030, 130 King Street West

Toronto, Ontario

M5X 1B1

Attention: President

or at such subsequent address given by such person to the other parties hereto in writing from time to time.

All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12.01 a.m. on the date following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12.01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

11.14	Severable Covenant

If any article, Section or any portion of any Section of this Deed of Gift is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Deed of Gift and such unenforceable or invalid article, Section or portion thereof shall be severed from the remainder of this Deed of Gift.

11.15	Non-Waiver

No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

11.16	Agreements With Other Organizations

The Foundation is precluded from entering into agreements similar to this Deed of Gift with other organizations.

11.17	Counterparts

This Deed of Gift may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. All counterparts so executed shall constitute one agreement binding upon all parties, notwithstanding that all parties are signatory to the original or the same counterpart.

11.18	Transmission By Facsimile

The parties hereto agreed that this Deed of Gift may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Deed of Gift bearing original signature forthwith and upon demand.

Signed by the Donor this              day of                 , 2006

MASTERCARD INCORPORATED

Per:
Name [please print]: Title [please print]:

Per:
Name [please print]: Title [please print]:

We have authority to bind the corporation.

Signed by the Foundation this              day of                 , 2006

THE MASTERCARD FOUNDATION

Per:
Name [please print]: Title [please print]:

Per:
Name [please print]: Title [please print]:

We have authority to bind the corporation.